MBS New Transaction

Free Writing Prospectus

$[1,978,122,000]

(Approximate)

Impac Secured Assets Corp.

Depositor

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-2

Impac Funding Corporation

Seller

Impac Funding Corporation

Master Servicer

[COUNTRYWIDE SECURITIES CORPORATION LOGO]	Free Writing Prospectus for Impac Secured Assets Corp., Series 2005-2

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. We will not accept any offer by you to purchase securities, and you will not have any contractual commitment to purchase any of the securities until after you have received one or more additional Free Writing Prospectuses that will set forth more detail regarding the securities and the terms of the offering. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT by calling toll-free 1-800-597-4101.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[COUNTRYWIDE SECURITIES CORPORATION LOGO]	Free Writing Prospectus for Impac Secured Assets Corp., Series 2005-2

Term Sheet	Date Prepared: December 12, 2005

$[1,978,122,000](Approximate)

Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2005-2

	Principal	WAL (Years)	Payment Window	Expected Ratings	Last Scheduled	Certificate
Class (1)	Balance (2)	Call/Mat (3)	(Mos) Call/Mat (3)	(S&P/Moody’s) (4)	Distribution Date	Type
A-1	797,068,000	2.30 / 2.53	1 - 69 / 1 - 183	[AAA/Aaa]	March 2036	Floating Rate Super Senior
A-1M	88,563,000	2.30 / 2.53	1 - 69 / 1 - 183	[AAA/Aaa]	March 2036	Floating Rate Senior Support
A-2A	385,937,000	1.06 / 1.06	1 - 22 / 1 - 22	[AAA/Aaa]	March 2036	Floating Rate Senior
A-2B	169,277,000	2.08 / 2.08	22 - 27 / 22 - 27	[AAA/Aaa]	March 2036	Floating Rate Senior
A-2C	219,277,000	3.00 / 3.00	27 - 58 / 27 - 58	[AAA/Aaa]	March 2036	Floating Rate Senior
A-2D	111,139,000	5.59 / 7.41	58 - 69 / 58 - 183	[AAA/Aaa]	March 2036	Floating Rate Senior
M-1	71,606,000	4.23 / 4.68	41 - 69 / 41 - 131	[AA+/Aa1]	March 2036	Floating Rate Mezzanine
M-2	44,754,000	4.13 / 4.52	39 - 69 / 39 - 117	[AA/Aa2]	March 2036	Floating Rate Mezzanine
M-3	14,918,000	4.08 / 4.42	39 - 69 / 39 - 105	[AA-/Aa3]	March 2036	Floating Rate Mezzanine
M-4	18,896,000	4.06 / 4.37	38 - 69 / 38 - 99	[A+/A1]	March 2036	Floating Rate Mezzanine
M-5	12,929,000	4.04 / 4.27	38 - 69 / 38 - 91	[A/A2]	March 2036	Floating Rate Mezzanine
M-6	9,945,000	4.04 / 4.20	38 - 69 / 38 - 84	[A-/A3]	March 2036	Floating Rate Mezzanine
M-7	9,945,000	4.02 / 4.09	37 - 69 / 37 - 77	[BBB+/Baa1]	March 2036	Floating Rate Mezzanine
M-8	9,945,000	3.91 / 3.91	37 - 69 / 37 - 69	[BBB/Baa2]	March 2036	Floating Rate Mezzanine
B	13,923,000	3.46 / 3.46	37 - 58 / 37 - 58	[BBB-/Baa3]	March 2036	Floating Rate Subordinate
Total:	$[1,978,122,000]

(1)

The respective margins on the Class A Certificates will double and the respective margins on the Subordinate Certificates will be equal to 1.5x the related original margin after the Clean-up Call date.

(2)	The principal balance of each Class of Certificates is subject to a 10% variance.
(3)	See “Pricing Prepayment Speed” below.
(4)	Rating Agency Contacts: John Sang, Standard & Poors, 212.438.6058 and Eric Fellows, Moody’s Ratings, 415.274.1728.

Trust:	Mortgage Pass-Through Certificates, Series 2005-2.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Master Servicer:	Impac Funding Corporation.

Underwriters:	Countrywide Securities Corporation (Lead Manager), Bear Stearns & Co. Inc. (Co-Manager) and UBS Investment Bank (Co-Manager)

Trustee:	Wells Fargo Bank, N.A.

Offered Certificates:

The (i) Class A-1, Class A-1M, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A Certificates”) and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 (collectively, the “Class M Certificates”) and (iii) and the Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”). The Class A and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:

The “Non-Offered Certificates” consist of the Class C, Class P and Class R Certificates. The Offered Certificates and Non-Offered Certificates are collectively referred to herein as the “Certificates.”

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Sample Pool

Calculation Date:	Scheduled balances as of December 1, 2005.

Cut-off Date:	As to any Mortgage Loan, the later of December 1, 2005 and the origination date of such Mortgage Loan.

Expected Pricing Date:	December [12], 2005.

Expected Closing Date:	December [29], 2005.

Expected Settlement Date:	December [29], 2005.

Distribution Date:	The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in January 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (i.e., settling flat).

Interest Accrual Period:

The “Interest Accrual Period” for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

ERISA Eligibility:

The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month one, and increase by 2.3% CPR each month to 23% CPR in month ten, and remain at 23% CPR thereafter).

Adjustable Rate Mortgage Loans

100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

Mortgage Loans:	The Trust will include mortgage loans (the “Mortgage Loans”) having an aggregate principal balance as of the Sample Pool Calculation Date (the “Sample Pool Calculation Date Balance”) of

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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approximately $1,989,063,547, all of which are adjustable-rate first lien and fixed-rate mortgage loans secured by first liens and second liens on the related mortgaged properties. The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this Free Writing Prospectus.

The collateral tables included in this Free Writing Prospectus as Appendix A represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Pass-Through Rate:	The Pass-Through Rate for each Class of Offered Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such Class and (b) the Net WAC Rate.

Premium Rate:

Approximately 4.91% of the Mortgage Loans by Sample Pool Calculation Date Balance are covered by lender-paid mortgage insurance policies. The “Premium Rate” for any period will equal the premium rate of each insured Mortgage Loan for that period expressed as a weighted average rate for all Mortgage Loans. As of the Sample Pool Calculation Date, the weighted average Premium Rate of the Sample Pool is approximately 1.317%.

Net Mortgage Rate:

The “Net Mortgage Rate” will be a rate equal to the excess of the weighted average of the mortgage rates on the Mortgage Loans minus the sum of (a) a weighted average sub-servicing fee rate (which is expected to be approximately 0.3955% as of the Closing Date), (b) a master servicing fee rate of 0.0300%, (c) a trustee fee of [0.0017]% and (d) the Premium Rate, expressed as a rate per annum of the aggregate principal balance of the Mortgage Loans (in the case of (d), weighted on the basis of the principal balances of the related Mortgage Loans as of the prior due period).

Net WAC Rate:

For any Distribution Date, the “Net WAC Rate,” will equal the Net Mortgage Rate (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the Net Swap Payment (multiplied by 360 divided by the actual number of days in the related accrual period) or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) owed by the trust and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans.

Net WAC Rate Shortfall:

Any shortfalls in interest payments on a Class of Certificates resulting from any excess of (a) interest accrued on the related Certificates at one-month LIBOR plus the related margin (up to the Maximum Rate) over (b) interest accrued on the related Certificates at the Net WAC Rate (up to the Maximum Rate) (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus unpaid Net WAC Rate Shortfalls from prior Distribution Dates will be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the Pass-Through Rate for such Distribution Date (up to the Maximum Rate), to the extent of amounts available from Excess Cash Flow, as described under “Certificates Priority of Distribution” below.

Swap Contract:

On the Closing Date, Countrywide will enter into and then assign to a holding trust established by the Pooling and Servicing Agreement, a Swap Contract with a notional amount as shown in an appendix hereto. Under the Swap Contract, the Trust will be obligated to pay an amount from collections on the Mortgage Loans, equal to [TBD]% per annum on the lesser of (a) notional amount as set forth in the Swap Contract to the swap provider (on a 30/360 basis) and (b) the aggregate certificate principal balance of the Class A and Subordinate Certificates, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the lesser of (a) notional amount as set forth in the Swap Contract from the swap provider (on an actual/360 basis) and (b) the aggregate certificate principal balance of the Class A and Subordinate Certificates, until the Swap Contract is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, any Net Swap Payment due to the swap provider on any Distribution

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Date will be paid prior to distributions to the Certificateholders. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the swap administration agreement, and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Contract, the Trust or the swap provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract and will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments, generally, will be paid prior to distributions to Certificateholders. The entitlement to certain payments from the Swap Account, as described above, and not the Swap Contract itself will be assets of the Trust

Credit Enhancement:	The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Offered Certificates, as the case may be:

1)	Subordination
2)	Overcollateralization
3)	Excess Cashflow

Class	S&P/ Moody’s	Pre-Stepdown Subordination	Target Subordination at Stepdown
A	[AAA/Aaa]	10.95%	21.90%
M-1	[AA+/Aa1]	7.35%	14.70%
M-2	[AA/Aa2]	5.10%	10.20%
M-3	[AA-/Aa3]	4.35%	8.70%
M-4	[A+/A1]	3.40%	6.80%
M-5	[A/A2]	2.75%	5.50%
M-6	[A-/A3]	2.25%	4.50%
M-7	[BBB+/Baa1]	1.75%	3.50%
M-8	[BBB/Baa2]	1.25%	2.50%
B	[BBB-/Baa3]	0.55%	1.10%

Subordination:

The Subordinate Certificates will be subordinate to, and provide credit support for, the Class A Certificates. Among the Subordinate Certificates, each Subordinate Certificate will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any. The Class A-1M Certificates will provide additional credit support to the Class A-1 Certificates.

Overcollateralization:

On the Closing Date, the principal balance of the Mortgage Loans will be the same as the principal balance of the Certificates. Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and then by Overcollateralization, if any. If the Overcollateralization is thereafter reduced, Excess Cashflow will be directed to pay principal on the Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization reaches the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by realized losses.

Overcollateralization

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[COUNTRYWIDE SECURITIES CORPORATION LOGO]	Free Writing Prospectus for Impac Secured Assets Corp., Series 2005-2

Target:

For each Distribution Date prior to the Stepdown Date, 0.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Overcollateralization Target”). The initial amount of Overcollateralization will be approximately 0.55%.

On or after the Stepdown Date, the Overcollateralization Target will be equal to 1.10% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.35% (the “O/C Floor”) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the prior Distribution Date.

Excess Cashflow:	“Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under “Certificates Priority of Distributions.”

Trigger Event:	A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:

With respect to the Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds [30.00]% times the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate certificate principal balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date.

Cumulative Loss Trigger:

With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
25 – 36	[0.50]% with respect to December 2007, plus an additional 1/12th of [0.50]% for each month thereafter
37 – 48	[1.00]% with respect to December 2008, plus an additional 1/12th of [0.50]% for each month thereafter
49 – 60	[1.50]% with respect to December 2009, plus an additional 1/12th of [0.50]% for each month thereafter
61 – 72	[2.00]% with respect to December 2010, plus an additional 1/12th of [0.25]% for each month thereafter
73+	[2.25]%

Stepdown Date:	The earlier to occur of:
(i)	the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and
(ii)	the later to occur of:
a.	the Distribution Date in January 2009.
b.

the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is less than or equal to 78.10% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:

Any realized losses on the Mortgage Loans not covered by Excess Interest or Overcollateralization will be allocated to each class of Subordinate Certificates, in the following order: to the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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each case until the respective certificate principal balance of such class has been reduced to zero. In addition, if the aggregate certificate principal balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable pro rata to the Class A Certificates based on the certificate principal balances until in each case the certificate principal balance thereof is reduced to zero. Provided however, any losses applied to the Class A-1 Certificates will first be applied to the Class A-1M Certificates until the certificate principal balance of the Class A-1M Certificates is reduced to zero.

Certificates Priority
of Distributions:

Available funds from the Mortgage Loans (which are net of any servicing, master servicing and trustee fees, private mortgage insurance premium fees and Net Swap Payments other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the swap provider payable by the trust) will be distributed in the following order of priority:

1)

From available funds to the Swap Account, any Net Swap Payment and Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the swap provider;

2)

Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class A Certificates, pro rata based on their entitlement, then (b) current interest, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;

3)

Principal funds, to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distribution” below, then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, each as described more fully under “Principal Paydown” below;

4)	Excess Cashflow, as principal to the Class A Certificates and Subordinate Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”
5)	Any remaining Excess Cashflow to pay any unpaid realized loss amounts to the Class A Certificates, pro rata, based on the unpaid realized loss amount for such class of certificates;
6)

Any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any unpaid realized loss amounts for such class;

7)

Any remaining Excess Cashflow to pay Net Rate Carryover for each class of Class A Certificates and Subordinate Certificates, payable on a pro rata basis, first based on the principal balances thereof and second based on any remaining unpaid Net Rate Carryover;

8)	To the Swap Account, any Swap Termination Payment owed to the swap provider specifically due to a swap provider trigger event pursuant to the Swap Agreement.
9)	To the Non-Offered Certificates, any remaining amounts as described in the pooling and servicing agreement.

Principal Paydown:

Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distribution” below, however, if the Class A Certificates have been retired, such amounts will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: (i) first to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distribution”, such that the unpaid principal balance of the Class A Certificates in the aggregate will have 21.90% subordination, (ii) second, to the Class M-1 Certificates such that the Class M-1 Certificates will have 14.70% subordination, (iii) third, to the Class M-2

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Certificates such that the Class M-2 Certificates will have 10.20% subordination, (iv) fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have 8.70% subordination, (v) fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have 6.80% subordination, (vi) sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have 5.50% subordination, (vii) seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have 4.50% subordination, (viii) eighth, to the Class M-7 Certificates, such that the Class M-7 Certificates will have 3.50% subordination, (ix) ninth, to the Class M-8 Certificates, such that the Class M-8 Certificates will have 2.50% subordination and (x) tenth, to the Class B Certificates such that the Class B Certificates will have 1.10% subordination.

Class A Certificates

Principal Distributions:

Principal will be distributed to the Class A Certificates pro rata (based on (x) the aggregate certificate principal balance of the Class A-1 and Class A-1M Certificates and (y) the aggregate certificate principal balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates:

(x) to the Class A-1 and Class A-1M Certificates, pro rata, based on the certificate principal balances thereof, in each case until the certificate principal balance thereof is reduced to zero; and

(y) sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i) the Net Swap Payment owed to the swap provider for such Distribution Date and,

(ii) any Net Swap Payment received from the swap provider for such Distribution Date,

On each Distribution Date, following the distribution of any Excess Cashflow pursuant to clauses (1) through (8), but prior to the distribution of Excess Cashflow pursuant to clause (9) under “Certificates Priority of Distributions” above, payments will generally be distributed from the Swap Account as follows:

(i) to the swap provider, any Net Swap Payment owed to the swap provider pursuant to the Swap Agreement for such Distribution Date;

(ii) to the swap provider, any Swap Termination Payment owed to the swap provider not due to a swap provider trigger event pursuant to the Swap Agreement;

(iii) to the Class A Certificates, any unpaid interest, pro rata;

(iv) to the Subordinate Certificates, sequentially in the order of their payment priority, any unpaid interest;

(v) to the Class A Certificates and the Subordinate Certificates (as described above under “Certificates Priority of Distributions”) any amount necessary to restore or maintain Overcollateralization;

(vi) an amount equal to any remaining unpaid Net Rate Carryover with respect to the Class A Certificates and Subordinate Certificates, pro rata, based on the remaining unpaid Net Rate Carryover for each such certificates;

(vii) to the Class A Certificates, pro rata, any remaining unpaid realized loss amounts;

(viii) to the Subordinate Certificates, sequentially, any remaining unpaid realized loss amounts; and

(ix) to the swap provider, any Swap Termination Payment owed to the swap provider specifically due to a swap provider trigger event pursuant to the Swap Agreement.

[Discount Margin Tables, Swap Contract Schedule, Available Funds Schedule, and Collateral Tables to Follow]

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Discount Margin Tables (1)

Class A-1 (To Call)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	26	26	26	26	26
WAL (yr)	4.70	3.14	2.30	1.75	1.44
MDUR (yr)	3.95	2.80	2.12	1.65	1.38
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jun08

Class A-1 (To Maturity)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	27	28	28	28	26
WAL (yr)	5.09	3.44	2.53	1.92	1.44
MDUR (yr)	4.14	2.98	2.28	1.78	1.38
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Apr32	Feb26	Mar21	Nov17	Jun08

Class A-1M (To Call)
Margin	0.33%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	33	33	33	33	33
WAL (yr)	4.70	3.14	2.30	1.75	1.44
MDUR (yr)	3.94	2.79	2.12	1.65	1.37
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jun08

Class A-1M (To Maturity)
Margin	0.33%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	34	35	35	35	33
WAL (yr)	5.09	3.44	2.53	1.92	1.44
MDUR (yr)	4.13	2.97	2.27	1.78	1.37
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Apr32	Feb26	Mar21	Nov17	Jun08

(1) See definition of Pricing Prepayment Speed above.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class A-2A (To Call)
Margin	0.10%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	10	10	10	10	10
WAL (yr)	1.65	1.29	1.06	0.90	0.79
MDUR (yr)	1.57	1.24	1.02	0.87	0.77
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Sep08	Feb08	Oct07	Jul07	Apr07

Class A-2A (To Maturity)
Margin	0.10%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	10	10	10	10	10
WAL (yr)	1.65	1.29	1.06	0.90	0.79
MDUR (yr)	1.57	1.24	1.02	0.87	0.77
First Prin Pay	Jan06	Jan06	Jan06	Jan06	Jan06
Last Prin Pay	Sep08	Feb08	Oct07	Jul07	Apr07

Class A-2B (To Call)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	3.59	2.42	2.08	1.83	1.58
MDUR (yr)	3.28	2.28	1.97	1.75	1.51
First Prin Pay	Sep08	Feb08	Oct07	Jul07	Apr07
Last Prin Pay	Sep10	Oct08	Mar08	Jan08	Nov07

Class A-2B (To Maturity)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	3.59	2.42	2.08	1.83	1.58
MDUR (yr)	3.28	2.28	1.97	1.75	1.51
First Prin Pay	Sep08	Feb08	Oct07	Jul07	Apr07
Last Prin Pay	Sep10	Oct08	Mar08	Jan08	Nov07

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class A-2C (To Call)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	26	26	26	26	26
WAL (yr)	7.16	4.52	3.00	2.28	2.04
MDUR (yr)	6.00	4.03	2.77	2.14	1.93
First Prin Pay	Sep10	Oct08	Mar08	Jan08	Nov07
Last Prin Pay	Jul16	Oct12	Oct10	Jul08	Feb08

Class A-2C (To Maturity)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	26	26	26	26	26
WAL (yr)	7.16	4.52	3.00	2.28	2.04
MDUR (yr)	6.00	4.03	2.77	2.14	1.93
First Prin Pay	Sep10	Oct08	Mar08	Jan08	Nov07
Last Prin Pay	Jul16	Oct12	Oct10	Jul08	Feb08

Class A-2D (To Call)
Margin	0.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	35	35	35	35	35
WAL (yr)	12.18	7.95	5.59	3.53	2.32
MDUR (yr)	9.18	6.57	4.88	3.22	2.18
First Prin Pay	Jul16	Oct12	Oct10	Jul08	Feb08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jun08

Class A-2D (To Maturity)
Margin	0.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	40	41	42	44	35
WAL (yr)	15.26	10.31	7.41	4.93	2.32
MDUR (yr)	10.62	7.97	6.11	4.27	2.18
First Prin Pay	Jul16	Oct12	Oct10	Jul08	Feb08
Last Prin Pay	Apr32	Feb26	Mar21	Nov17	Jun08

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class M-1 (To Call)
Margin	0.46%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	46	46	46	46	46
WAL (yr)	8.16	5.33	4.23	4.11	2.57
MDUR (yr)	6.54	4.59	3.78	3.70	2.39
First Prin Pay	Oct09	Feb09	May09	Nov09	Jun08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-1 (To Maturity)
Margin	0.46%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	47	48	48	48	58
WAL (yr)	8.94	5.91	4.68	4.57	5.72
MDUR (yr)	6.91	4.95	4.09	4.05	4.90
First Prin Pay	Oct09	Feb09	May09	Nov09	Jun08
Last Prin Pay	Feb27	Oct20	Nov16	Mar14	May15

Class M-2 (To Call)
Margin	0.48%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	48	48	48	48	48
WAL (yr)	8.16	5.32	4.13	3.80	2.57
MDUR (yr)	6.53	4.58	3.69	3.44	2.40
First Prin Pay	Oct09	Feb09	Mar09	Jul09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-2 (To Maturity)
Margin	0.48%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	49	50	50	50	56
WAL (yr)	8.86	5.84	4.52	4.11	3.92
MDUR (yr)	6.87	4.90	3.97	3.68	3.54
First Prin Pay	Oct09	Feb09	Mar09	Jul09	May09
Last Prin Pay	May25	Apr19	Sep15	Apr13	Apr11

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class M-3 (To Call)
Margin	0.53%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	53	53	53	53	53
WAL (yr)	8.16	5.30	4.08	3.65	2.57
MDUR (yr)	6.52	4.56	3.64	3.31	2.40
First Prin Pay	Oct09	Jan09	Mar09	Jun09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-3 (To Maturity)
Margin	0.53%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	54	55	55	55	59
WAL (yr)	8.78	5.76	4.42	3.92	3.43
MDUR (yr)	6.82	4.85	3.89	3.52	3.12
First Prin Pay	Oct09	Jan09	Mar09	Jun09	Mar09
Last Prin Pay	Sep23	Jan18	Sep14	Jun12	Jul10

Class M-4 (To Call)
Margin	0.70%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	70	70	70	70	70
WAL (yr)	8.16	5.30	4.06	3.57	2.57
MDUR (yr)	6.47	4.53	3.62	3.24	2.39
First Prin Pay	Oct09	Jan09	Feb09	Apr09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-4 (To Maturity)
Margin	0.70%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	71	72	72	72	76
WAL (yr)	8.70	5.70	4.37	3.81	3.20
MDUR (yr)	6.73	4.78	3.83	3.42	2.93
First Prin Pay	Oct09	Jan09	Feb09	Apr09	Dec08
Last Prin Pay	Dec22	Jun17	Mar14	Feb12	Mar10

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class M-5 (To Call)
Margin	0.75%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	75	75	75	75	75
WAL (yr)	8.16	5.30	4.04	3.52	2.57
MDUR (yr)	6.45	4.53	3.59	3.19	2.39
First Prin Pay	Oct09	Jan09	Feb09	Mar09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-5 (To Maturity)
Margin	0.75%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	76	77	77	77	80
WAL (yr)	8.59	5.62	4.27	3.70	3.00
MDUR (yr)	6.66	4.72	3.76	3.33	2.76
First Prin Pay	Oct09	Jan09	Feb09	Mar09	Oct08
Last Prin Pay	Oct21	Jul16	Jul13	Jul11	Oct09

Class M-6 (To Call)
Margin	0.85%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	85	85	85	85	85
WAL (yr)	8.16	5.30	4.04	3.47	2.57
MDUR (yr)	6.42	4.51	3.58	3.14	2.38
First Prin Pay	Oct09	Jan09	Feb09	Mar09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-6 (To Maturity)
Margin	0.85%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	86	86	86	86	89
WAL (yr)	8.46	5.52	4.20	3.59	2.86
MDUR (yr)	6.57	4.65	3.70	3.24	2.63
First Prin Pay	Oct09	Jan09	Feb09	Mar09	Sep08
Last Prin Pay	Sep20	Oct15	Dec12	Feb11	May09

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class M-7 (To Call)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 98.58173	183	192	200	205	219
WAL (yr)	8.16	5.30	4.02	3.45	2.57
MDUR (yr)	6.17	4.38	3.49	3.06	2.34
First Prin Pay	Oct09	Jan09	Jan09	Feb09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-7 (To Maturity)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 98.58173	183	192	200	206	220
WAL (yr)	8.28	5.39	4.09	3.50	2.73
MDUR (yr)	6.23	4.43	3.54	3.10	2.48
First Prin Pay	Oct09	Jan09	Jan09	Feb09	Aug08
Last Prin Pay	Sep19	Jan15	May12	Aug10	Dec08

Class M-8 (To Call)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 96.56765	216	239	260	274	305
WAL (yr)	7.97	5.17	3.91	3.34	2.57
MDUR (yr)	6.04	4.27	3.38	2.96	2.33
First Prin Pay	Oct09	Jan09	Jan09	Feb09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Jul08

Class M-8 (To Maturity)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 96.56765	216	239	260	274	303
WAL (yr)	7.97	5.17	3.91	3.34	2.65
MDUR (yr)	6.04	4.27	3.38	2.96	2.40
First Prin Pay	Oct09	Jan09	Jan09	Feb09	Jul08
Last Prin Pay	Jun18	Feb14	Sep11	Feb10	Aug08

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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Class B (To Call)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 93.47324	279	330	375	396	441
WAL (yr)	7.04	4.54	3.46	3.11	2.57
MDUR (yr)	5.49	3.82	3.02	2.76	2.31
First Prin Pay	Oct09	Jan09	Jan09	Jan09	Jul08
Last Prin Pay	Sep16	Nov12	Oct10	May09	Jul08

Class B (To Maturity)
Margin	1.60%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 93.47324	279	330	375	396	441
WAL (yr)	7.04	4.54	3.46	3.11	2.57
MDUR (yr)	5.49	3.82	3.02	2.76	2.31
First Prin Pay	Oct09	Jan09	Jan09	Jan09	Jul08
Last Prin Pay	Sep16	Nov12	Oct10	May09	Jul08